UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

TORTOISE ENERGY INDEPENDENCE FUND, INC.
(Name of Registrant as Specified in Its Charter)

ARISTIDES CAPITAL LLC ARISTIDES FUND LP ARISTIDES FUND QP, LP CHRISTOPHER M. BROWN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Aristides Capital LLC, together with the other participants named herein (collectively, “Aristides”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes to oppose the merger between Tortoise Energy Independence Fund, Inc., a Maryland corporation registered as a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 (the “Company”), and Tortoise Pipeline & Energy Fund, Inc., a Maryland corporation registered as a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, at the special meeting of stockholders of the Company (the “Special Meeting”).

On April 29, 2021, Aristides withdrew its solicitation against the proposals related to the proposed merger with Tortoise Pipeline & Energy Fund, Inc. at the Special Meeting. Aristides will not vote any proxies received from stockholders of the Company on the gold proxy card at the Special Meeting. Any stockholder wishing to vote on the proposals related to the merger can do so on the Company’s proxy card.